Exhibit 10.50

Execution Version

LOAN GUARANTY

THIS LOAN GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Loan Guaranty”) is entered into as of August 9, 2019, by and among the Subsidiary Guarantors (as defined in the Credit Agreement (as defined below)) and other Persons from time to time party hereto (the Subsidiary Guarantors and such other Persons, collectively, the “Guarantors”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent for the lenders party to the Credit Agreement referred to below (in such capacities, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain Term Loan Credit Agreement, dated as of August 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto and the Administrative Agent.

The Guarantors are entering into this Loan Guaranty in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to guarantee the Secured Obligations.

Each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the incurrence by the Loan Parties of Secured Hedging Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

Definitions

SECTION 1.01 Definitions of Certain Terms Used Herein. As used in this Loan Guaranty, the following terms shall have the following meanings:

“Accommodation Payments” has the meaning assigned to such term in Section 2.09.

“Administrative Agent” has the meaning assigned to such term in the preamble.

“Article” means a numbered article of this Loan Guaranty, unless another document is specifically referenced.

“Borrower” has the meaning assigned to such term in the Preliminary Statement.

“Credit Agreement” has the meaning assigned to such term in the Preliminary Statement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09.

“Guarantors” has the meaning assigned to such term in the preamble.

“Guaranty Supplement” has the meaning assigned to such term in Section 3.04.

“Loan Guaranty” has the meaning assigned to such term in the preamble.

“Maximum Liability” has the meaning assigned to such term in Section 2.09.

“Non-ECP Guarantor” means each Guarantor other than a Qualified ECP Guarantor.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09.

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09.

“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Guarantor that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).

“Section” means a numbered section of this Loan Guaranty, unless another document is specifically referenced.

“UFCA” means the Uniform Fraud Conveyance Act.

“UFTA” means the Uniform Fraudulent Transfer Act.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used in this Loan Guaranty and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

ARTICLE 2

LOAN GUARANTY

SECTION 2.01 Guaranty. Except as otherwise provided for herein (including under Section 3.15), each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally and irrevocably guarantees to the Administrative Agent (acting as agent for the Secured Parties pursuant to Article 8 of the Credit Agreement) for the benefit of the Secured Parties, the full and prompt payment, when and as the same become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations, including amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code (excluding, for the avoidance of doubt, any Excluded Swap Obligation), together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations that are reimbursable in accordance with Section 9.03 of the Credit Agreement (collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. In addition, if any or all of the Guaranteed Obligations become due and payable hereunder, each Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties, on demand. Each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Borrower during the existence of any of the Events of Default specified in Sections 7.01(f) or 7.01(g) of the Credit Agreement and irrevocably and unconditionally promises to pay such Guaranteed

Obligations, including after such Event of Default, to the Administrative Agent for the benefit of the Secured Parties. This Loan Guaranty is a continuing one and shall remain in full force and effect until the Termination Date, and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

SECTION 2.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Borrower, each Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty at any time when an Event of Default has occurred and is continuing.

SECTION 2.03 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein (including under Section 3.15), the obligations of each Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other right which any Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by the Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower; or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of a Guarantor’s obligations hereunder or as expressly permitted by Section 3.15, the obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any Requirements of Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity, in each case other than as set forth in Section 3.15.

SECTION 2.04 Defenses Waived. To the fullest extent permitted by applicable Requirements of Law, and except for termination of a Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.15), each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or arising out of the disability of the Borrower or any other Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by applicable Requirements of Law, any notice not provided for herein or in any other Loan Document, including any notice of nonperformance, notice of protest, notice of dishonor, notice of acceptance of this Loan Guaranty, and any notice of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived) to require the Administrative Agent to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s power whatsoever. The Administrative Agent may, at its election and in accordance with the terms of the applicable Loan Documents, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable Requirements of Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Guarantor under this Loan Guaranty, except as otherwise provided in Section 3.15. To the fullest extent permitted by applicable Requirements of Law, each Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

SECTION 2.05 Authorization. Each Guarantor authorizes the Administrative Agent without notice or demand (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 3.15), from time to time, subject to the terms of any applicable Acceptable Intercreditor Agreement then in effect and the terms of the referenced Loan Documents, to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

(d) release or substitute any endorser, any guarantor, the Borrower, any other Loan Party and/or any other obligor;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of the Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Loan Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Loan Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantors from their respective liabilities under this Loan Guaranty.

SECTION 2.06 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including any claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty, until the occurrence of the Termination Date (or, with respect to any Guarantor, until the release of such Guarantor pursuant to Section 3.15; provided that if any amount is paid to such Guarantor on account of such subrogation rights at any time prior to the Termination Date, then unless such Guarantor has already discharged its liabilities under this Loan Guaranty in an amount equal to such Guarantor’s Maximum Liability as of such date, such amount shall be held by the recipient Guarantor in trust for the benefit of the Secured Parties and shall forthwith be paid by the recipient Guarantor to the Administrative Agent (for the benefit of the Secured Parties) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.18(b) of the Credit Agreement.

SECTION 2.07 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations under this Loan Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Administrative Agent.

SECTION 2.08 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

SECTION 2.09 Contribution; Subordination; Maximum Liability.

(a) In the event that any Guarantor (a “Paying Guarantor”) makes any payment or payments under this Loan Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty (each such payment or loss, an “Accommodation Payment”), each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such Accommodation Payment by such Paying Guarantor. For purposes of this Article 2, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any Accommodation Payment by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability (as defined below) as of such date to (b) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date. As of any date of determination, the “Maximum Liability” of each Guarantor shall be equal to the maximum amount of liability, after giving effect to such Guarantors rights to contribution hereunder, which could be asserted against such Guarantor hereunder and under the Credit Agreement without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. If, prior to the Termination Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default has occurred and is continuing, such contribution payment shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Loan Guaranty. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties.

(b) It is the desire and intent of the Guarantors and the Secured Parties that this Loan Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the Requirements of Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Requirements of Law affecting the rights of creditors generally, if the obligations of any Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this

Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Secured Parties, be automatically limited and reduced to such Guarantor’s Maximum Liability. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 2.10 Representations and Warranties. As, when (including on the date hereof) and to the extent required in accordance with the terms of the Credit Agreement, each Guarantor hereby makes each applicable representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further acknowledges and agrees that such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Guarantor.

SECTION 2.11 Covenants. Each Guarantor covenants and agrees that, until the Termination Date, such Guarantor will perform and observe, and cause each of its subsidiaries that constitutes a Restricted Subsidiary to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that the Borrower has agreed to cause such Guarantor or such subsidiary to perform or observe. Until the Termination Date, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against the Borrower or any Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any Guarantor from commencing or joining with the Borrower or any Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

ARTICLE 3

GENERAL PROVISIONS

SECTION 3.01 Liability Cumulative. The liability of each Guarantor under this Loan Guaranty is in addition to and shall be cumulative with all liabilities of such Guarantor to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or liabilities of the other Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 3.02 No Waiver; Amendments. No delay or omission of the Administrative Agent in exercising any right or remedy granted under this Loan Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Loan Guaranty whatsoever shall be valid unless in writing signed by the Guarantors and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement and then only to the extent specifically set forth in such writing.

SECTION 3.03 Severability of Provisions. To the extent permitted by applicable Requirements of Law, any provision of this Loan Guaranty that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Loan Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.04 Additional Subsidiaries and Persons. Restricted Subsidiaries of the Borrower, other Persons or Successor Borrower may be required to enter into this Loan Guaranty as a Guarantor pursuant to and in accordance with the Credit Agreement (including Section 5.12 thereof). Upon execution and delivery by any such Restricted Subsidiary or Person of an instrument in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), such Restricted Subsidiary or Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder or any other Person. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Loan Guaranty.

SECTION 3.05 Headings. The titles of and section headings in this Loan Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Loan Guaranty.

SECTION 3.06 Entire Agreement. This Loan Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 3.07 CHOICE OF LAW. THIS LOAN GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOAN GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.08 CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS LOAN GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS LOAN GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

SECTION 3.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 3.10 Indemnity. Each Guarantor hereby agrees to indemnify the Administrative Agent and the other Indemnitees, as set forth in Section 9.03 of the Credit Agreement, provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

SECTION 3.11 Counterparts. This Loan Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Loan Guaranty by facsimile or other electronic transmission (including by email as a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Loan Guaranty (including by email as a “.pdf” or “.tif”).

SECTION 3.12 ACCEPTABLE INTERCREDITOR AGREEMENTS GOVERN. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE GUARANTEE OF THE GUARANTEED OBLIGATIONS GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS LOAN GUARANTY AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT ARE SUBJECT

TO THE PROVISIONS OF ANY APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS LOAN GUARANTY, THE PROVISIONS OF SUCH APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SECTION 3.13 Successors and Assigns. Whenever in this Loan Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Loan Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted (or not restricted) under the Credit Agreement, no Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

SECTION 3.14 Survival of Agreement. Without limitation of any provision of the Credit Agreement or Section 3.10 hereof, all covenants, agreements, indemnities, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Loan Guaranty or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Guarantor until such Guarantor is otherwise released from its obligations under this Loan Guaranty in accordance with Section 3.15.

SECTION 3.15 Release of Guarantors. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released in the circumstances described in Article 8 and Section 9.21 of the Credit Agreement. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor’s expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.15 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

SECTION 3.16 Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 2.18 and 2.19 of the Credit Agreement.

SECTION 3.17 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a) if to any Guarantor, addressed to it in care of the Borrower at its address specified in Section 9.01 of the Credit Agreement;

(b) if to the Administrative Agent or any Lender, at its address specified in Section 9.01 of the Credit Agreement; or

(c) if to any Secured Party in respect of any Secured Hedging Obligations, at its address specified in the Hedge Agreement to which it is a party.

SECTION 3.18 Setoff. In addition to any rights now or hereafter granted under applicable Requirements of Law and not by way of limitation of any such rights, while an Event of Default has occurred and is continuing, the Administrative Agent, each Lender and each of their respective Affiliates shall be entitled to rights of setoff to the extent provided in Section 9.09 of the Credit Agreement.

SECTION 3.19 Waiver of Consequential Damages, Etc. To the extent permitted by applicable Requirements of Law, none of the Guarantors nor the Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Guaranty or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Guarantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 3.10.

SECTION 3.20 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations that would otherwise be Excluded Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.20 for the maximum amount of such liability that can be hereby incurred, and otherwise subject to the limitations on the obligations of Guarantors contained in this Loan Guaranty, without rendering its obligations under this Section 3.20, or otherwise under this Loan Guaranty, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). This Section 3.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Non-ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.21 No Exculpation. Notwithstanding anything to the contrary in this Loan Guaranty or any other Loan Documents, no present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, partner, member, principal, participant or agent of or in (a) Guarantor or (b) any Person that is or becomes a “Constituent Member” in Guarantor (in each case expressly excluding any additional or replacement guarantor that executes and delivers a joinder to this Loan Guaranty) shall have any personal liability, directly or indirectly, under or in connection with this Loan Guaranty, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Administrative Agent on behalf of itself and each of its successors and assigns, hereby waives any and all such personal liability. A “Constituent Member” in Guarantor shall mean any direct shareholder, member or partner in Guarantor and any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities, owns an interest in such Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have executed this Loan Guaranty as of the date first above written.

Subsidiary Guarantors:

CMTG California 1 LLC
CMTG Lender 12 LLC
CMTG Lender 14 LLC
CMTG Lender 17 LLC
CMTG Lender 19 LLC
CMTG Lender 2 LLC
CMTG Lender 29 LLC
CMTG Lender 3 LLC
CMTG Lender 34 LLC
CMTG Lender 35 LLC
CMTG Lender 44 LLC
CMTG Lender 7 LLC
CMTG Lender 8 LLC
CMTG Lender 9 LLC
CMTG Lender 51 LLC

By: Claros Mortgage Trust, Inc., its sole member

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

[Claros - Signature Page to Loan Guaranty]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Diego E. Nunes
Name: Diego E. Nunes
Title: Executive Director, J.P. Morgan

[Claros - Signature Page to Loan Guaranty]

EXHIBIT A

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [•] [•], 20[•], is entered into by [•], a [•] ([each, a] [the] “New Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) pursuant to that certain Loan Guaranty, dated as of August 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Guaranty”), by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement) and other Persons from time to time party thereto (the Subsidiary Guarantors and such other Persons, collectively, the “Guarantors”) and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Guaranty.

[Each] [The] New Guarantor, for the benefit of the Secured Parties, hereby agrees as follows:

1. [Each] [The] New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Guarantor will be deemed to be a Guarantor under the Loan Guaranty and a Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Guarantor thereunder as if it had executed the Loan Guaranty. [Each] [The] New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, [each] [the] New Guarantor hereby absolutely and unconditionally guarantees, jointly and severally with the other Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Loan Guaranty.

2. [Each] [The] New Guarantor hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Guarantor upon the execution of this Agreement by [each] [the] New Guarantor.

3. [Each] [The] New Guarantor hereby (x) makes, as of the date hereof, the representation and warranty set forth in Section 2.10 of the Loan Guaranty[, except as set forth on Schedule A hereto,]1 and (y) agrees to perform and observe, and to cause each of its Restricted Subsidiaries to perform and observe, the covenant set forth in Section 2.11 of the Loan Guaranty.

4. From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[1]	Subject to Section 5.12(c)(viii) of the Credit Agreement.

6. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, [each] [the] New Guarantor has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

[SCHEDULE A

CERTAIN EXCEPTIONS]